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                                                                    EXHIBIT 99.1




FROM:    CONVERSION TECHNOLOGIES INTERNATIONAL, INC.
         82 Bethany Road
         Hazlet, NJ 07730
         Contact:       Susan Kirby, VP-Corporate Communications

         MWW/STRATEGIC COMMUNICATIONS, INC.
         Contact:       Rob Swadosh (rswadosh@mww.com)
                        (201) 507-9500
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                                                           FOR IMMEDIATE RELEASE



                   CONVERSION TECHNOLOGIES PLANS PRIVATE PLACEMENT


HAZLET, NJ, April 2, l997--Conversion Technologies International, Inc. (Nasdaq:
CTIX) announced today that it plans to make a private placement to accredited investors, through a placement agent acting on a best efforts basis, of preferred stock (the "Premium Preferred Stock") for aggregate gross proceeds of a minimum of $2 million and a maximum of $7 million. Each share of Premium Preferred Stock will have a stated par value of $10 and will initially be convertible into Common Stock at the lesser of (i) $2.00 per share and (ii) the average closing bid price of Conversion's Common Stock for the 30-trading-day period preceding the closing of the Private Placement (or, in the case of multiple closings, preceding the closing date with the lowest such average closing bid price). Such conversion price will be reset 12 months following the closing of the Private Placement unless the Common Stock has achieved an average closing price over the 20-trading-day period preceding such 12 month anniversary (the "12 Month Price") of at least 135% of the then applicable conversion price. If such an adjustment is required, the adjusted conversion price will be equal to the greater of (i) the 12 Month Price divided by 1.35 and (ii) 50% of the conversion price then in effect.

    In the case of the minimum offering, assuming a $2.00 conversion price, the Private Placement will result in the issuance of 1,100,000 common stock equivalents (including the

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Premium Preferred Stock and warrants to be issued to the placement agent) or
17.2% of the Common Stock to be outstanding upon consummation of the previously-announced merger with Octagon, Inc. In the case of the maximum offering, assuming a $2.00 conversion price, the Private Placement will result in the issuance of 3,850,000 common stock equivalents (including the Premium Preferred Stock and warrants to be issued to the placement agent), or 60.3% of the Common Stock to be outstanding following consummation of the merger.

    The holders of Premium Preferred Stock will be entitled to that number of votes as shall equal the number of shares of Conversion Common Stock into which such shares of Premium Preferred stock are convertible. In addition, the affirmative vote of the holders of at least two-thirds of the Premium Preferred Stock will be required for (i) the issuance of securities senior to or on a parity with the Premium Preferred Stock with respect to dividends, voting or liquidation, (ii) any alterations to the rights of the Premium Preferred Stock,
(iii) a liquidation, dissolution or sale of substantially all of the assets of Conversion and (iv) the incurrence of over $100,000 of indebtedness (other than borrowings under working capital lines of credit).

    The consummation of the Private Placement is conditioned upon the consummation of the Merger, among other things. No assurance can be given that the Private Placement will be consummated on the terms stated herein or at all. The Premium Preferred Stock proposed to be offered and issued in the Private Placement will not be and has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirement.

    Conversion Technologies' business consist of (i) producing various substrates for use as industrial abrasives for surface cleaning and surface preparation applications and for use as aggregates for incorporation into non-skid flooring, roofing shingles, plaster and other

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construction materials and (ii) recycling cathode ray tube glass for sale to the manufacturers of such glass and others. Conversion's abrasives and construction materials substrates include Conversion's initial product, ALUMAGLASS(Registered Trademark), an alumino-silicate glass produced in a patented process utilizing industrial waste streams and certain virgin materials, as well as other glass and fired ceramic materials produced utilizing Conversion's manufacturing equipment.

    MATTERS DISCUSSED IN THIS NEWS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS INDICATED BY FORWARD-LOOKING STATEMENTS. NO ASSURANCES CAN BE GIVEN THAT THE ABOVE FORWARD-LOOKING STATEMENTS WILL PROVE TO BE ACCURATE OR THAT THE ABOVE DESCRIBED PRIVATE PLACEMENT WILL BE COMPLETED ON A TIMELY BASIS, IF AT ALL.


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